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                                                                     Exhibit 2.2

                            ORTEC INTERNATIONAL, INC.
                              SPECIAL WARRANT OFFER


                                November 16, 2004

         Ortec International, Inc., a Delaware corporation ("Ortec"), is offering to permit the holders of its outstanding Series C Stock Purchase Warrants (the "Series C Warrants") to exercise these warrants at an adjusted exercise price, as more fully described in this Special Warrant Offer.

Background

         The Series C Warrants were issued in connection with Ortec's Series C Preferred Stock financings in 2003.

Special Warrant Offer

         Ortec is offering to permit the holders of its outstanding Series C Warrants to exercise their Series C Warrants in accordance with the following provisions:

         A. The holders shall each be entitled to purchase one-third (1/3) (three ninths (3/9)) of such shares of Ortec common stock they could otherwise purchase upon exercise of such portions of their Series C Warrants they elect to exercise (the "Exercised Series C Warrants") pursuant to this Special Warrant Offer, at a reduced exercise price of $1.67 per share (the "Adjusted Exercise Price");

         B. Concurrently with such exercise of the Exercised Series C Warrants, the holder shall be entitled to purchase an additional two ninths (2/9) of such shares of Ortec common stock they could otherwise purchase upon exercise of such Exercised Series C Warrants, at the reduced exercise price of one cent ($0.01) per share (the "Second Adjusted Exercise Price"); and

         C. Surrender the right to purchase the remaining four ninths (4/9) of such shares of Ortec common stock they could otherwise purchase upon exercise of such Exercised Series C Warrants.

         For warrant holders whose participation in this Special Warrant Offer would result in ownership in excess of 9.99% of the common stock currently outstanding, such holders shall be issued in lieu of Ortec's common stock so many shares of Ortec's Series D Convertible Preferred Stock as would entitle such holder to acquire, upon conversion, the same number of shares of Ortec's common stock. Such Series D pays no dividend and shall convert into common stock when the holder's ownership percentage falls below 9.99%.

         All common shares delivered to the holder pursuant to this Special Warrant Offer are registered for resale pursuant to Ortec's prospectus dated September 28, 2004.

         Please note all share and warrant amounts discussed herein give effect to Ortec's one for ten reverse split of its common stock effective June 24, 2003.


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Procedure for Participating in the Special Warrant Offer

         Each holder of Series C Warrants who wishes to participate in this Special Warrant Offer must send each of the following to Ortec:

         o The Special Notice of Exercise attached hereto as Exhibit A, filled-out and signed by the holder.

         o A certified or official bank check for the aggregate Adjusted Exercise Price and the Second Adjusted Exercise Price payable to Ortec International, Inc. or a wire transfer for the aggregate of both Adjusted Exercise Price to Ortec International, Inc.'s account according to the following wiring instructions:

                           Chase Bank
                           1218 Broadway
                           Hewlitt, NY 11557-2087
                           Account #: 1780-6490-7765
                           ABA #: 021-000-021

         o  The holder's Exercised Series C Warrants.

Please send these materials to:

                           Ortec International, Inc.
                           3960 Broadway
                           New York, NY 10032
                           Attention: Alan Schoenbart, Director of Finance

Expiration of Special Warrant Offer

         This Special Warrant Offer will expire at 5:00 P.M. EST, on November 24, 2004, unless otherwise extended by the Company at its sole discretion. In order to exercise your Exercised Series C Warrants at the adjusted exercise prices provided by this Special Warrant Offer, Ortec must receive (i) your signed Special Notice of Exercise, (ii) your payment of the aggregate of both Adjusted Exercise Prices and (iii) your original Exercised Series C Warrants (or affidavit of loss if such warrants cannot be located) on or before 5:00 P.M. EST, on November 24, 2004.

         Following the expiration of this Special Warrant Offer, you will no longer be able to exercise your Series C Warrants at either of the Adjusted Exercise Prices described herein. After the expiration of this Special Warrant Offer, all remaining unexercised Series C Warrants may be exercised only in accordance with their original terms and conditions.

Effective Date and Delivery of Shares

         As of the close of business on the date of Ortec's receipt of (i) your signed Special Notice of Exercise, (ii) your payment of the aggregate of both Adjusted Exercise Price and (iii) your original Exercised Series C Warrants, you will be deemed the record holder of the number o shares of Ortec Common Stock issued upon such exercise.

         Within ten (10) business days thereafter, Ortec will deliver to you:


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         o  The shares of Ortec Common Stock to be issued upon exercise of your
            Exercised Series C Warrants by delivery of physical certificates representing such shares of Common Stock;

         o New Common Stock Purchase Warrants in an amount equal to thirty (30%) percent of the total number of shares of Common Stock issued to the holder in connection with this Special Warrant Offer. Such Warrants shall have an exercise price of $2.00 and for a term and otherwise be identical to the Warrants being issued in connection with the Company's pending private placement.


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                                    EXHIBIT A

                           SPECIAL NOTICE OF EXERCISE

To:      Ortec International, Inc.
         3960 Broadway
         New York, NY 10032
         Attention: Alan Schoenbart, Director of Finance

         Pursuant to (i) the attached original Series C Warrant and (ii) the Special Warrant Offer, dated as of November ____, 2004, made by Ortec International, Inc., a Delaware corporation (the "Company"), the undersigned hereby irrevocably exercises the right to:

         1. Purchase ______________ (the "First Number") shares of the Company's Common Stock under the Exercised Series C Warrants, such number capped at one-third (1/3) of the total number of shares of the Company's Common Stock otherwise purchasable pursuant to the Holder's Exercised Series C Warrant, and herewith makes payment in full of the aggregate exercise price (equal to the First Number multiplied by $1.6667) with respect to such shares of Common Stock;

         2. Purchase _____________ (the "Second Number") shares of the Company's Common Stock under the Exercised Series C Warrants, such number capped at two-ninths (2/9) of the total number of shares of the Company's Common Stock otherwise purchasable pursuant to the Holder's Exercised Series C Warrant, and herewith makes payment in full of the aggregate exercise price (equal to the Second Number multiplied by $0.01) with respect to such shares of Common Stock; and

         3. Surrenders to the Company the Holder's right to purchase the remaining four-ninths (4/9) of the total number of shares of the Company's Common Stock otherwise purchasable pursuant to the Holder's Exercised Series C Warrant.

The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained upon exercise of the Exercised Series C Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. The undersigned represents that it is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

The undersigned hereby requests that the Company cause its transfer agent to issue and deliver to the undersigned physical certificates representing such shares of Common Stock as instructed below.

Dated:
      ---------------------------


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                                       Signature of Holder


                                       -----------------------------------------
                                       Printed Name of Holder

                                       Address:
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